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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     October 23, 2001



                                  Advanta Corp.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                      0-14120                  23-1462070
(State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)          Identification No.)

      Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                          19477
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code    (215) 657-4000


          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.           OTHER EVENTS.

      On October 23, 2001, Advanta Corp. (the "Company" or "Advanta") announced third quarter net income for Advanta Business Cards of $10.6 million, representing an after tax return on average managed receivables of 2.2% on an annualized basis. These results represent a 21.1% increase over the $8.8 million reported last quarter, and reflect an increase in risk-adjusted margin to 12.9%, as compared to 12.7% last quarter and 12.4% for the first quarter 2001. Operating results from continuing business segments were $0.38 per share for Class A and Class B shares combined on a diluted basis as compared to $0.32 per share reported last quarter and $0.29 per share for the first quarter 2001.

      Two senior credit card industry veterans will join Advanta in the next two weeks. Rosemary B. Cauchon has been appointed President, Advanta Small Business Services. Ms. Cauchon comes to Advanta with 16 years experience in the credit card business with Citibank and First USA. Most recently at First USA, she served as Executive Vice President for small business credit card operations and partnership/third party marketing programs, managing a $30 billion portfolio and 1,900 partnership relationships. Ms. Cauchon will be responsible for marketing, including alliances, new products, and new business development, and the analytic areas. Conrad D. Vasquez joins Advanta with 22 years of broad and diverse operational experience, including experience with American Express and Household. Most recently, as Executive Vice President of the Customer Support Division at First USA, Mr. Vasquez managed collections for a credit card portfolio of $70 billion. At Advanta, he will head the Card operating areas, including collections, customer service, and processing.

      "The addition of these outstanding executives to our already strong business positions us exceptionally well for the future," said Chairman and Chief Executive Officer Dennis Alter.

      Advanta Business Cards ended the third quarter of 2001 with managed receivables of $2.0 billion as compared to $1.9 billion at June 30, and $1.5 billion at September 30, 2000. The improvement in risk-adjusted margin during the quarter resulted from the favorable interest rate environment which more than compensated for a slight decline in fee income and an anticipated increase in charge-offs. Consistent with the forecasted seasoning of the business card portfolio and the current economic environment, over 30 day delinquencies were 5.9% at September 30, 2001. Charge-offs were in-line with expectations at 7.9% on an annualized basis for the quarter. Also included in the third quarter results is a $2 million increase in the on-balance sheet loan loss reserve, resulting in a 10.6% reserve to owned receivables at September 30, 2001 as compared to 10.5% at June 30, 2001.

      While results from continuing business segments continued on track with management's expectations, the Company recorded several non-operating charges in the third quarter. These included a $44 million charge associated with discontinued operations, principally reflecting a revision to the valuation of leasing assets and a decrease in the estimated pretax operating results over the remaining life of the lease portfolio. The leasing revision results primarily from the impact of a former leasing vendor's bankruptcy. The Company also recorded asset valuation charges of $10 million on its venture capital portfolio due to the continued weakness in the current market for venture capital investments. As a result of these charges, the Company reported a net loss for the


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quarter of $41.7 million or $1.59 per share for Class A and Class B shares combined on a diluted basis.

      The Company continued its stock repurchase plan throughout the third quarter, bringing total purchases to approximately 400,000 shares of its Class B Common Stock at the end of September. The Company intends further stock repurchases during the fourth quarter under its previously announced plan to repurchase up to 1.5 million shares of common stock and/or the equivalent dollar amount of trust preferred securities.

      Advanta management held a conference call, publicly announced in the Company's press release dated October 11, 2001, on October 23, 2001, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the Internet through www.advanta.com and www.vcall.com. Replays are available on the Vcall site for 30 days from the date of the call.

      During the third quarter earnings conference call management indicated the following:

- Management indicated that the Company is on track for its $1.41 earnings guidance from continuing business segments for 2001. Management anticipates strong risk adjusted revenues comprised of strengthening margins and increased credit losses. Management anticipates net credit losses will be between 8.4% and 8.6% of average managed receivables for the fourth quarter of 2001.

- Management indicated that presently the weighted average origination FICO score for its business credit card portfolio is over 700.

      Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

      This Report and the press release dated October 23, 2001 (included in this report as Exhibit 99.1) contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the completion of the post-closing process following the sale of our mortgage business and the ultimate amount of restructuring and other related charges associated with the conclusion of the strategic alternatives process for our mortgage and leasing businesses; and (13) the impact of litigation. Additional risks that may affect the Company's future


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performance are detailed in the Company's filings with the Securities and
Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

      99.1  Press Release dated October 23, 2001.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Advanta Corp.
                                          --------------------------------------
                                          (Registrant)


Date: October 24, 2001

                                          By:   /s/ Elizabeth H. Mai
                                          --------------------------------------
                                          Elizabeth H. Mai
                                          Senior Vice President,
                                          Secretary and General Counsel



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                                  EXHIBIT INDEX


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Exhibit     Description                                     Method of Filing
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


99.1        Press Release, dated October 23, 2001           Filed Electronically Herewith
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